UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 30, 2013

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

At the Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) held on May 30, 2013, the shareholders of the Company approved a proposal to amend the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”) to authorize the grant of restricted stock units, in addition to the other types of awards available thereunder. Restricted stock units represent the right to receive shares of the Company’s common stock upon the satisfaction of vesting requirements, performance criteria and other terms and conditions established by the Compensation Committee. The foregoing description of the amendment to the 2005 LTIP is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Hallmark Financial Services, Inc. Amended and Restated 2005 Long Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:	June 3, 2013	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer